Exhibit 99.1

RETINALGENIX TECHNOLOGIES, INC. ACQUIRES DNA/GPS INC.

Acquisition of DNA-Based “GPS” Genetic Testing Combines with RTGN’s High Resolution Retinal Imaging Technologies Seeks to Revolutionize Diagnosis of Systemic Diseases

PETALUMA, Calif., July 6, 2022 /PR NEWSWIRE/ – RetinalGeniX™ Technologies, Inc. (OTCQB:RTGN) (“RetinalGeniX” or the “Company”), announced today the acquisition of DNA/GPS Inc., a pharmacogenetics company based in Tampa, Florida and founded by Dr. Larry Perich. RetinalGeniX now has the rights to the platform technology designed by Dr. Perich, which allows healthcare providers to use retinal imaging and genetic mapping to monitor and screen patients from their homes to provide diagnoses of systemic diseases including heart disease, Alzheimer’s, dementia, Parkinson’s and more.

“We believe this platform to be a breakthrough in advanced retinal imaging and genetic mapping that could become a new standard for the diagnosis of systemic disease and could replace expensive and time-consuming procedures such as CT, MRI, and PET at a much lower cost. The RetinalGeniX DNA/GPS platform offers an opportunity to bring testing away from laboratories and hospitals and into primary care centers, where it could be handled by practitioners at a cost that is a fraction of that of a CT scan, an MRI or an echo machine,” said RetinalGeniX CEO Jerry Katzman, MD.

The new platform is being designed to enable us to determine the right patients to screen and should assist healthcare providers to choose the most effective early interventions. This is possible because manifestations of disease are most often seen in the eye. It is widely acknowledged that the eyes are a window to systemic health.

It is possible to observe correlations between damage in the retina and kidney disease, high blood pressure and heart problems.

The emergence of high-resolution imaging in modalities and the progress of artificial intelligence, in particular, deep learning, have opened up new pathways to potentially identify science and protectors of systemic disease through the retina.

“We welcome Dr. Perich to our advisory board as a tremendous asset to our initiative to prevent blindness, promote home monitoring and establish retinal imaging and pharmacogenetics as the new standard,” said Dr. Katzman.

With the guidance of RetinalGeniX DNA/GPS, the company intends to focus on patients that have genetic predisposition to multiple systemic diseases.

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For more information, visit: www.retinalgenix.com.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding revolutionizing the diagnosis of systemic diseases, launching a breakthrough in advanced retinal imaging and genetic mapping that could become the new standard for the diagnosis of systemic disease, the platform having the potential to replace expensive and time-consuming procedures such as CT, MRI, and PET at a much lower cost, the platform determining the right patients to screen and choosing the most effective early interventions, offering the opportunity to bring testing away from laboratories and hospitals and into primary care centers, where it could be handled by practitioners at a cost that is a fraction of that of a CT scan, an MRI or an echo machine and focusing on patients that have genetic predisposition to multiple systemic diseases. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to deploy the platform as planned and provide cost-effective and definitive early diagnoses for patients, the ability of the platform to provide diagnoses of systemic diseases such as heart disease, dementia, Parkinson’s, Alzheimer’s, and more, the Company’s ability to establish the platform as the new standard for the diagnosis of systemic disease, the ability of the platform to replace expensive and time-consuming procedures such as CT, MRI, and PET at a much lower cost, the ability to enhance the screening process of which patients would benefit the best for a retinal imaging analysis, the ability to use retinal imaging to bring the testing away from laboratories and hospitals to primary care centers, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact

RetinalGenix Technologies, Inc.

Jerry Katzman, CEO

jkatzman@retinalgenix.com

www.retinalgenix.com